EXHIBIT 5.01

March 9, 2012

Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, California 94608

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 9, 2012 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 4,173,622 shares of the Company’s Common Stock (the “Stock”), which are issuable to, and may be sold by, certain selling stockholders (the “Selling Stockholders”) at their election upon conversion of certain senior unsecured convertible promissory notes (the “Notes”) issued to the Selling Stockholders pursuant to a Securities Purchase Agreement, dated February 24, 2012 (the “Note Agreement”), by and between the Company and the Selling Stockholders.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on September 30, 2010 (the “Restated Certificate”);

(2)	The Company’s Bylaws, certified by the Company’s Secretary on September 30, 2010 (the “Bylaws”);

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	The Prospectus prepared in connection with the Registration Statement;

(5)

The following minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate and Bylaws were approved: (i) the Action by Unanimous Written Consent of the Board, dated July 8, 2010, in which resolutions were adopted by the Board adopting and approving the Restated Certificate, (ii) the Action by Unanimous

Written Consent of the Board, dated July 8, 2010, in which resolutions were adopted by the Board adopting and approving the Bylaws, (iii) the Action by Written Consent of the Stockholders, dated July 9, 2010, in which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate and (iv) the Action by Written Consent of the Stockholders, dated July 9, 2010, in which resolutions were adopted by the Stockholders adopting and approving the Bylaws;

(6)

The following minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the sale and issuance of the Notes were adopted and approved: (i) the Minutes of a meeting of the Board held on February 22, 2012, at which resolutions were adopted by the Board and (ii) the Action by Unanimous Written Consent of the Pricing Committee of the Board (the “Pricing Committee”), dated February 24, 2012, in which resolutions were adopted by the Pricing Committee;

(7)

The stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, Wells Fargo Bank, N.A., Wells Fargo Shareowner Services, dated March 8, 2012, verifying the number of the Company’s issued and outstanding shares of capital stock as of March 8, 2012 and a list of outstanding options, warrants and other rights to purchase or otherwise acquire the Company’s capital stock that was prepared by the Company and dated March 8, 2012 verifying the number of such issued and outstanding securities);

(8)

A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 21, 2012, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware and a telephonic notice from the office of the Secretary of State of the State of Delaware that the information provided in the Certificate of Good Standing is accurate as of March 9, 2012 (together, the “Certificate of Good Standing”); and

(9)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the selling stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

The Company has informed us that the Company intends to issue the Stock from time to time upon conversion of the Notes. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding and assumption that the Company will (a) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Certificate of Incorporation to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Stated would cause the Company to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) Up to 4,173,622 shares of Stock to be registered under the Registration Statement and that will be issued by the Company upon the conversion of the Notes and sold by the Selling Stockholders, when issued, upon conversion of the Notes in accordance with the terms thereof, and sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Daniel Winnike
Daniel Winnike, a Partner